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                                                                    Exhibit 21.1


                     List of Subsidiaries of the Company (1)

Alfombras San Luis S.A. (Argentina)                                 Lear Corporation France S.A.R.L. (France)
Amtex, Inc. (Pennsylvania) (50%)                                    Lear Corporation (Germany) Ltd. (Delaware)
Arbitrario B.V. (Netherlands)                                       Lear Corporation Global Development, Inc. (Delaware)
Asia Pacific Components Co., Ltd. (Thailand) (99.84%)               Lear Corporation GmbH & Co. KG (Germany)
Bing Assembly Systems, L.L.C. (Michigan) (49%)                      Lear Corporation Holdings Spain S.L. (Spain)
Chongqing Lear Chang'an Automotive Interior Trim Co., Ltd. (China)  Lear Corporation Hungary Automotive Manufacturing KFT
  (45.375%)                                                           (Hungary)
Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V.          Lear Corporation Interior Components (Pty.) Ltd. (South
(Mexico)                                                            Africa)
Corporate Eagle Two, L.L.C. (Michigan) (50%)                        Lear Corporation Italia S.p.A. (Italy)
El Trim (Pty.) Ltd. (South Africa)                                  Lear Corporation Japan K.K. (Japan)
General Seating of America, Inc. (Delaware) (50%)                   Lear Corporation Mendon (Delaware)
General Seating of Canada, Ltd. (Canada) (50%)                      Lear Corporation Mexico, S. A. de C. V. (Mexico)
General Seating of Thailand Corp., Ltd. (Thailand) (50%)            Lear Corporation North West (Pty.) Ltd. (South Africa)
Hanil Lear India Private, Ltd. (India) (50%)                        Lear Corporation (Nottingham), Ltd. (UK)
Hanyil Co., Ltd. (Korea) (29.1%)                                    Lear Corporation Poland Gliwice S.p. z o.o. (Poland)
Industrias Cousin Freres, S.L. (Spain) (49.99%)                     Lear Corporation Poland S.p. z o.o. (Poland)
Industrias Lear de Argentina, S.r.L. (Argentina)                    Lear Corporation Poland II S.p. z o.o. (Poland)
Jiangxi Jiangling Lear Interior Systems Co., Ltd. (China) (41.25%)  Lear Corporation Portugal -- Componentes Para Automoveis,
                                                                    S.A.
J.L. Automotive, L.L.C. (Michigan) (49%)                              (Portugal)
John Cotton Plastics, Ltd. (UK)                                     Lear Corporation Romania s.r.o. (Romania)
LCT, Inc. (Michigan)                                                Lear Corporation (S.A.) (Pty.) Ltd. (South Africa)
LDOS UK Branch (UK)                                                 Lear Corporation Seating France, S.A.S. (France)
Lear ASC Corporation (Delaware)                                     Lear Corporation Seating France Feignies, S.A.S. (France)
Lear Asian OEM Technologies, L.L.C. (Delaware)                      Lear Corporation Seating France Lagny, S.A.S. (France)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)         Lear Corporation Slovakia s.r.o.  (Slovak Republic)
Lear Automotive Dearborn, Inc. (Delaware)                           Lear Corporation Spain S.L. (Spain)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)             Lear Corporation (SSD), Ltd. (UK)
Lear Automotive EEDS Honduras, S.A. (Honduras)                      Lear Corporation Sweden AB (Sweden)
Lear Automotive (EEDS) Philippines, Inc. (Philippines)              Lear Corporation UK Holdings, Ltd. (UK)
Lear Automotive (EEDS) Poland Sp. z.o.o. (Poland)                   Lear Corporation UK Interior Systems, Ltd. (UK)
Lear Automotive (EEDS) Services Saarlouis GmbH (Germany)            Lear Corporation (UK), Ltd. (UK)
Lear Automotive (EEDS) Spain S.L. (Spain)                           Lear Corporation Verwaltungs GmbH (Germany)
Lear Automotive (EEDS) Tunisia S.A. (Tunisia)                       Lear de Venezuela C.A. (Venezuela)
Lear Automotive Electronics GmbH (Germany)                          Lear Diamond Electro-Circuit Systems Co., Ltd. (Japan) (50%)
Lear Automotive France, S.A.S. (France)                             Lear do Brazil, Ltda. (Brazil)
Lear Automotive Interiors (Pty.) Ltd. (South Africa)                Lear Electrical (Poland) Sp. z.o.o. (Poland)
Lear Automotive Manufacturing, L.L.C. (Delaware)                    Lear Electrical Systems de Mexico, S. de R.L. de C.V.
                                                                    (Mexico)
Lear Automotive Services (Netherlands) B.V. (Netherlands)           Lear Furukawa Corporation (Delaware) (51%)
Lear Automotive Services (Netherlands) B.V. -- Philippines Branch   Lear Holdings, S.r.l. de C.V. (Mexico)
  (Netherlands)                                                     Lear Investments Company, L.L.C. (Delaware)
Lear Brits (S.A.) (Pty.) Ltd. (South Africa)                        Lear JIT (Pty.) Ltd. (South Africa)
Lear Canada (Canada)                                                Lear Korea Yuhan Hoesa (Korea)
Lear Canada Investments, Ltd. (Canada)                              Lear Mexican Holdings, L.L.C. (Delaware)
Lear Canada (Sweden) U.L.C. (Canada)                                Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Car Seating do Brasil, Ltda. (Brazil)                          Lear Midwest Automotive, Ltd. Partnership (Delaware)
Lear Corporation Asientos S.L. (Spain)                              Lear Midwest, Inc. (Delaware)
Lear Corporation Austria GmbH & Co. KG (Austria)                    Lear Motorola Integrated Solutions, L.L.C. (Delaware) (50%)
Lear Corporation Austria GmbH (Austria)                             Lear Netherlands (Holdings) B.V. (Netherlands)
Lear Corporation Automotive Holdings (Delaware)                     Lear-N.H.K. Seating and Interior Co., Ltd. (Japan) (50%)
Lear Corporation Automotive Systems (Delaware)                      Lear Offranville S.A.R.L. (France)
Lear Corporation Belgium C.V.A. (Belgium)                           Lear Operations Corporation (Delaware) (2)
Lear Corporation Beteiligungs GmbH (Germany)                        Lear Otomotiv Sanayi ve Ticaret Ltd. Sirketi (Turkey)
Lear Corporation Canada, Ltd. (Canada)                              Lear Rosslyn (Pty.) Ltd. (South Africa)
Lear Corporation China, Ltd. (Mauritius) (82.5%)                    Lear Seating Holdings Corp. # 50 (Delaware)
Lear Corporation (Czech) s.r.o. (Czech Republic)                    Lear Seating Private, Ltd. (India)
Lear Corporation Drahtfedern GmbH (Germany)                         Lear Seating (Thailand) Corp., Ltd. (Thailand) (98%)
Lear Corporation EEDS and Interiors (Delaware)                      Lear Sewing (Pty.) Ltd. (South Africa)

Lear South Africa Ltd. (Cayman Islands)                             RecepTec, L.L.C. (Michigan) (20.6534%)
Lear Technologies, L.L.C. (Delaware)                                Samshin Precision & Ind. Co., Ltd. (Korea) (11.349%)
Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey) (67%)               Saturn Electronics de Juarez, S.A. de C.V. (Mexico) (45%)
Lear Trim L.P. (Delaware)                                           Saturn Electronics Texas, L.L.C. (Michigan) (45%)
Lear UK Acquisition, Ltd. (UK)                                      Shanghai Lear Automobile Interior Trim Co., Ltd. (China)
Lear UK ISM, Ltd. (UK)                                                (45.375%)
LECA S.p. z.o.o. (Poland)                                           Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.,
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)             Ltd. (China) (41.25%)
Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)       Siam Lear Automotive Co., Ltd. (Thailand)
Mawlaw 569, Ltd. (UK)                                               Societe No-Sag Francaise (France) (56%)
Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd. (China)   Societe Offransvillaise de Technologie S.A. (France)
  (50%)                                                             Spitzer GmbH (Austria) (62.5%)
Nawon Ind. Co., Ltd. (Korea) (14.259%)                              Stapur S.A. (Argentina) (5%)
No-Sag Drahtfedern Spitzer & Co. KG (Austria) (62.5%)               Startskottet 20340 AB (Sweden) (10%)
NTTF Industries, Ltd. (India) (23.34%)                              Total Interior Systems -- America, L.L.C. (Indiana) (39%)
OOO Lear (Russia)                                                   Track 25 AB (Sweden) (10%)
Precision Fabrics Group, Inc. (North Carolina) (39.71%)             Track 28 AB (Sweden) (10%)
Rael Handels GmbH (Austria)                                         UPM S.r.L. (Italy) (39%)
Ramco Investments, Ltd. (Mauritius)                                 Wuhan Lear-DCAC Auto Electric Company, Ltd. (China)
RecepTec GmbH (Germany) (20.6534%)                                    (75%)



     (1)  All subsidiaries are wholly owned unless otherwise indicated.

     (2) Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.